Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 10, 2006, accompanying the consolidated financial statements included in the Annual Report of PW Eagle Inc. on Form 10-K for the year ended December 31, 2005 which are incorporated by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-130869). We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption “Experts”.

/s/ GRANT THORNTON LLP
Grant Thornton LLP Portland, Oregon April 17, 2006